SPELMAN RESEARCH TO INITIATE COVERAGE ON PUBLIC COMPANY MANAGEMENT
CORPORATION

LAS VEGAS, NV - MARCH 30, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that the company has retained New York-based independent research firm Spelman Research to undertake coverage on
the Company.   Spelman Research's Senior Analyst, Sergiu Baluta, CFA, will analyze, provide and publish independent expert, fundamental research reports on the Company. The initial report on PUBC is expected to be completed and released in approximately one week.

Spelman is a boutique equity research firm providing un-biased research for significantly under-followed small-cap companies. Spelman distributes its research to a broad audience of institutional and individual investors seeking information on such companies. Some of the other companies recently covered by Spelman include Dyntek (Nasdaq: DYTK), Yak Communications (Nasdaq: YAKC) and Computer Horizons Corp (Nasdaq: CHRZ).

"We are pleased to garner more Independent Research equity coverage from such a reputable research shop, by a leading equity analyst. We believe further unbiased, objective analysis of PUBC's continued financial and operating execution will better serve the public investor community," says Stephen Brock, CEO of Public Company Management Corporation.

An earlier investment report and opinion covering PUBC was issued by analyst Kipley J. Lytel, CFA of Investrend Research in December 2004, rating PUBC a "Speculative Buy/4, and a 24-month target of $2.30.'' In that report, the analyst stated, "The catalyst for the rating stems from both the disparity between the Company's intrinsic valuation and current enterprise market value." He went on to list the following factors as evidence in his recommendation of PUBC: "recent history of profitable operations with year-over-year YTD triple digit revenue and earnings growth; diverse revenue streams within a synergistic business model; strong industry fundamentals with a 10-fold increase in over-the-counter bulletin board companies over five years; new OTCBB filing requirements generating sharp increases in SEC related documentation; a truly turnkey business platform, fully integrated `one-stop shop' with inherent cross selling mechanisms; shareholder participation in a de facto `private equity venture portfolio' model that can yield immense financial upside; and a seasoned executive manager complemented with strategic partners and an investment advisory board."

ABOUT SPELMAN RESEARCH

Spelman Research Associates, Ltd is an independent fee based research, publishing and distribution firm whose contract analyst adheres to the ethics and standards of the Association for Investment Research Management. The view expressed in the research report reflects the analyst's personal views about the issuer and its securities. Opinions and recommendations contained in the report are submitted solely for advisory and information purposes and are not intended as an offering or a solicitation to buy or sell the securities. The analysts are responsible only to the public and the report is not a service to the company.
Spelman receives a fee of $23,000 from the company for one year's coverage. Spelman does not inform the company in advance of the nature or conclusions of the analysts' reports in advance of paying the fee nor can a company withdraw from coverage before the expiration of the one-year term. Neither the Analysts nor the company own equity or debt securities of the companies on which the contract analysts report.

ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
 (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
 (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
 Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)


Contact:

Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com



Source: Public Company Management Corporation